UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 5, 2008
ROKWADER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-125314	73-1731755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23950 Craftsman Road, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(818) 224-3675

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 5, 2008, Rokwader, Inc. (the “Company”) closed its initial registered public offering of its common stock pursuant to the Company’s registration statement on Form S-1 (File No. 333-147922) that the Securities and Exchange Commission declared effective on May 13, 2008 (the “Registration Statement”). The Company sold 318,504 registered shares of its common stock, at a price of $.75 per share to 69 investors for a total proceeds of $238,878. As of the close of the offering, the Company had a total of 73 shareholders and 2,198,718 shares of common stock outstanding. The net proceeds of the offering, after expenses, are approximately $203,000, which will be used to acquire music catalogues, for music production and promotion and for general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKWADER, INC.

Date: August 5, 2008	/s/ Yale Farar
Yale Farar, President (Principal Executive Officer)

Date: August 5, 2008	/s/ Mitchell W. Turk
Mitchell W. Turk, Chief Financial Officer (Principal Financial and Accounting Officer)